UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): September 15, 2021 (September 9, 2021)

Clearday, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-21074	77-0158076
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

8800 Village Drive, Suite 106, San Antonio, TX 78217

(Address of Principal Executive Offices) (Zip Code)

(210) 451-0839

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	SCON*	OTCQB

*	The security will trade with the suffix “D” until September 21, 2021.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Clearday, Inc., formerly known as Superconductor Technologies Inc. (the “Company” or “Clearday”), through its subsidiaries, has entered into agreements it believes will enable the transition or sale of two of its residential care facilities. Such agreements reflect the Company’s  intention to expand its business in its innovative non-acute care solutions.

Simpsonville Management Agreement

On September 9, 2021, MCA Simpsonville Operating Company, LLC (“MCA”), a Clearday subsidiary, entered into an Operations Transfer, Interim Management and Security Agreement (the “Simpsonville Agreement”) with Brookstone Terrace of Simpsonville, LLC (“Brookstone”).

Clearday believes that the Simpsonville Agreement would facilitate a potential purchase by Brookstone or one of its affiliates of the Memory Care of Simpsonville residential care facility (the “Simpsonville Facility”) that is operated by MCA and located in Simpsonville, South Carolina, from MC-Simpsonville, SC-1-UT, LLC, the lessor of such facility (“Landlord”), a termination of the 2016 lease agreement of the Simpsonville Facility by MCA (as amended, the “Prime Lease”) and a resolution of the litigation between certain affiliates of the Company and the Landlord. However, there can be no assurance that such acquisition and termination of the Prime Lease will occur or that the Company will be able to resolve such litigation on terms and conditions that are favorable to the Company or any of its affiliates or at all.

Management. Under the Simpsonville Agreement, Brookstone provides certain management services regarding the Simpsonville Facility. This is the Company facility that is the subject to certain litigations (collectively, the “Simpsonville Litigation”) between certain affiliates of Clearday and the Landlord, which has been previously reported by the Company in its registration statement on Form S-4 (Registration No. 333-256138) as amended and supplemented, which disclosures are incorporated by reference herein. The Landlord has consented to the terms and conditions of the Simpsonville Agreement. The term of the Simpsonville Agreement expires March 31, 2022 or, if earlier, the date that Brookstone obtains all of the consents, licenses and any other governmental approvals necessary to operate the Simpsonville Facility (the “Simpsonville Licenses”). Brookstone will apply for the Simpsonville Licenses as promptly as practicable (and in any event not later than September 15, 2021) and in good faith pursue such applications to obtain the Simpsonville Licenses as promptly as practicable. The services provided by Brookstone include substantially all of the management services required to operate the Simpsonville Facility, including personnel staffing and management, purchasing, food services, housekeeping, repairs, vendor management, billing and collections. The Simpsonville Agreement provides that MCA shall continue to have the ultimate control and decision making authority over the assets and operation of the Simpsonville Facility and that MCA will exercise such authority in a manner consistent with the Simpsonville Agreement.

Fee. Brookstone will be paid a fee that is equal to all of the revenues of the Simpsonville Facility during the term of the Simpsonville Agreement, less the payment of specified expenses (“Cost of Operation”) that include: employee costs, insurance costs, marketing commissions, and all other costs and expenses incurred in the operation of the Simpsonville Facility.

Continuing Expense Payment Obligations of MCA. The Simpsonville Agreement provides that the Cost of Operation of the Simpsonville Facility will be paid from the revenues of the Simpsonville Facility. To the extent that during the first four months of the term of the Simpsonville Agreement such revenues are not sufficient to pay the Cost of Operation that are stated in a budget approved by MCA and Brookstone (the “Simpsonville Budget”) in full, then MCA shall pay such shortfall. After the initial four month term, Brookstone shall cover any such shortfalls, except for expenditures required as the result of a change in law or in order to remain in compliance with applicable law (other than for Brookstone’s intended change of the use of the Facility). The Simpsonville Agreement provides for the priority of the payment of the Cost of Operation, generally providing that employee related expenses are paid, then marketing commissions, then the other operating costs and expenses and then the fee payable to Brookstone. However, in no event is Brookstone responsible for using Brookstone’s own funds in order to pay obligations of MCA incurred prior to the end of the fourth month of the term of the Simpsonville Agreement, all of which shall be payable by MCA on demand to the extent that Facility revenues during such four months are insufficient to pay all such costs and expenses. The Simpsonville Agreement provides that Brookstone shall utilize its good faith efforts to maintain or increase the resident census during the term of the Simpsonville Agreement, which will increase revenues of the Simpsonville Facility and provide funds for the payment of the Cost of Operation.

Security Interest. MCA has granted to Brookstone a perfected security interest in the collateral specified in the Simpsonville Agreement to secure certain of MCA’s obligations under the Simpsonville Agreement including the payment of the management fee to Brookstone and MCA’s indemnification of Brookstone. Such collateral, generally, includes all of MCA’s assets including accounts, contracts, rights, contract rights, payment intangibles, letter of credit rights, documents, instruments, chattel paper, deposit accounts and general intangibles evidencing securing or in any way related to such accounts (including healthcare insurance receivables), including all rights of enforcement and collection (to the extent permitted by law) and all accessions to, substitutions for and all replacements and products thereof, all books, records and other information in any way related thereto and all collections, receipts and proceeds (cash and non-cash) derived therefrom (the “Simpsonville Collateral”).

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Transition of Employees and Vendors. Under the terms of the Simpsonville Agreement, effective October 1, 2021, all of the personnel employed by MCA at the Simpsonville Facility will transition to, and become, employees of Brookstone and MCA will terminate all other agreements unless otherwise requested by Brookstone, no later than 4th month of the term of the Simpsonville Agreement so that Brookstone can replace vendors to the Simpsonville Facility.

Indemnification. MCA has agreed to indemnify, reimburse, defend and hold harmless Brookstone from and against all demands, claims, actions or causes of action, assessments, loss, damages, liabilities, costs and expenses, including, without limitation, interest, penalties, consequential damages, reasonable attorneys’ fees, disbursement and expenses, and reasonable consultants’ fees, disbursements and expenses (“Indemnified Losses”), but excluding internal overhead, administrative and similar costs of Brookstone, directly or indirectly arising from (i) MCA’s negligence or willful misconduct in the exercise of its authority retained under the Simpsonville Agreement or (ii) all liabilities of MCA as of the date of the Simpsonville Agreement (including without limitation, resident care lawsuits, and/or reimbursement paybacks and/or cost settlements).

Brookstone has agreed to indemnify, reimburse, defend, and hold harmless MCA from and against all Indemnified Losses, but excluding internal overhead, administrative and similar costs of MCA, that are, directly or indirectly, in connection with any of the following occurring either during the term of the Simpsonville Agreement or during Brookstone’s operation of the Simpsonville Facility following issuance of the Simpsonville Licenses: (a) any accident, injury to or death of persons or loss of or damage to property occurring on or about the Simpsonville Facility, including any claims of malpractice, (b) any use, misuse, nonuse, condition, maintenance or repair by Brookstone, (c) any ad valorem, employee withholding or sales taxes, and (d) any failure on the part of Brookstone to perform or comply with any of the terms of the Simpsonville Agreement, except to the extent same are directly caused by MCA’s negligence or willful misconduct.

Certain Other Provisions. The Simpsonville Agreement provides for customary representations and warranties and other provisions.

Sublease and Brookstone Purchase Right. If and at such time that Brookstone obtains the Simpsonville Licenses, then MCA will sublease the Simpsonville Facility to Brookstone under the terms of the sublease (the “Simpsonville Sublease”) substantially in the form attached as an exhibit to the Simpsonville Agreement. The Simpsonville Sublease provides for the transfer of substantially all of MCA’s rights to lease the Simpsonville Facility under the terms of the Prime Lease during the term of the Simpsonville Sublease. The Simpsonville Sublease term is six months from the date that Brookstone acquires the Simpsonville Licenses. Brookstone will pay a nominal rent to MCA and pay all of the taxes (including sales taxes) and assessments and all other governmental charges, general and special, ordinary and extraordinary, applicable to the Simpsonville Sublease term, which are imposed or levied upon or assessed against the Simpsonville Facility or any part thereof, free of any charges, assessments, or taxes of any kind charged, assessed or imposed on or against the Simpsonville Facility. Additionally, as subtenant, Brookstone will operate the Simpsonville Facility and be responsible for all operating expense other than to the extent of the rent and related obligations under the Prime Lease that are not paid by Brookstone under the Simpsonville Sublease (for example, MCA will continue to be responsible for the cash base rent under the Prime Lease). The Simpsonville Sublease provides other customary provisions including provisions regarding compliance with laws by Brookstone, subordination of the terms of the Simpsonville Sublease to the terms of the Prime Lease, exculpation and indemnification including with respect to environmental claims, that Brookstone will not create, assume or suffer liens and encumbrances on the Simpsonville Facility, maintenance, repairs and upkeep of the Simpsonville Facility, inspection rights of MCA, no alterations of the Simpsonville Facility, maintenance by Brookstone at its expense of full replacement value property insurance and other specified insurance policies, each with agreed limits and coverages, the effects of damage or casualty of the Simpsonville Facility, eminent domain and condemnation proceedings, subletting and assignment, indemnification, representations and warranties.

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The Simpsonville Sublease refers to an agreement for the acquisition of the Simpsonville Facility by Brookstone from the Landlord. The Company does not have a copy of such agreement and MCA is not a beneficiary of such contract. The Simpsonville Sublease provides that if Brookstone acquires the fee interest in the Simpsonville Facility, then MCA’s rights under the Prime Lease will terminate; provided, that such termination will not release MCA from the obligations under the Prime Lease prior to such termination.

In the event that Brookstone does not acquire the Simpsonville Facility from the Landlord, then at the expiration of the Simpsonville Sublease, MCA will reacquire the right to the Simpsonville Facility and may cause Brookstone to vacate all management right or assign the management rights to MCA or its designee.

Clearday believes that the Simpsonville Agreement and related sublease would facilitate a transfer of the ownership and management of the Simpsonville Facility and the termination of MCA’s obligations under the Prime Lease accruing after the date of such acquisition. However, there cannot be any assurance that any such acquisition of the Simpsonville Facility or termination of the Prime Lease will occur. Clearday believes that the Simpsonville Agreement and related sublease will also assist Clearday in negotiating with the Landlord a resolution of the Simpsonville Litigation. Clearday is continuing its discussions for a settlement of the Simpsonville Litigation with the Landlord and, in connection with such discussions, is considering all of its strategic options. There cannot be any assurance that any such settlement will occur on acceptable terms or at all.

The foregoing description of the Simpsonville Agreement and the Simpsonville Sublease is a summary only, is not intended to be complete, and is qualified in its entirety by reference to the full text of the Simpsonville Agreement and the form of the Simpsonville Sublease attached to the Simpsonville Agreement, which Simpsonville Agreement (and such exhibit) is filed as an exhibit to this Current Report on Form 8-K.

Naples Agreement

On September 9, 2021, MCA Naples LLC (“Naples”), a Clearday subsidiary, and Naples Property Ventures, LLC (“Buyer”) entered into a Contract for Sale and Purchase (the “Naples Agreement”) regarding the sale by Naples to the Buyer of the land and all assets regarding the operation of the Company’s Memory Care of Naples residential care facility located in Naples, Florida (the “Naples Facility”). The gross purchase price is $7 million and is subject to customary prorations. The sale proceeds will be used to retire existing debt with respect to the Naples Facility and pay sales costs and related commissions. The net proceeds are expected to be approximately $1.5 million. The Buyer has deposited $100,000 as a purchase deposit that is refundable until the expiration of the 30 day inspection period that commences after all of the schedules required to be delivered by Naples to Buyer have been so delivered, which is expected to be on or prior to September 16, 2021. The Buyer has the right to terminate the Naples Agreement on or prior to the expiration of such inspection period. If the Naples Agreement is not terminated as permitted by Naples or Buyer, then the closing shall be on the date that is not later than 15 calendar days after the expiration of the inspection period.

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Purchase and Sale. Subject to the terms and conditions of the Naples Agreement, Buyer will purchase the land all assets and rights regarding the Naples Facility, other than specified excluded assets, from Naples and certain of its affiliates. The Buyer will assume specified liabilities to the extent accruing after the closing date, generally: ordinary course contracts in force but not including obligations related to any breach or default under such contracts prior to the closing date; taxes relating to the Naples Facility and related purchased assets that accrue after the closing date; and other operating liabilities relating to the ownership or operation of the Naples Facility and related purchased assets. The Buyer is not assuming any other obligations or liabilities of Naples or that are related to the Naples Facility.

The closing of the purchase and sale is subject to customary conditions precedent and deliveries including:

(1)	The property title transferred is good, marketable and insurable fee simple title to the property, free and clear of all liens, encumbrances, objections, defects and exceptions, other than customary liens and a title insurance company acceptable to Buyer provides a customary owner’s title insurance policy to the property;
(2)	Satisfaction of the representations and warranties of Naples and performance of its obligations under the Naples Agreement;
(3)	The resident census is not less than 48;
(4)	There are no material litigations or claims that are related to the transactions or could result in payment of damages by Buyer;
(5)	There is no material adverse change to the Naples Facility or its operations; and
(6)	The Non-Competition and Non-Solicitation Agreement by Naples and BJ Parrish and James Walesa, each an executive officer of the Company, is executed and delivered at the closing.

In the event that the closing date is prior to the date that Buyer has received all of the licenses and approvals necessary for Buyer to operate the Naples Facility, then an additional closing condition is that the parties enter into an interim management agreement in a mutually agreed form that provides for the continued operation of the Naples Facility on an interim basis until the Buyer has received the required licenses and approvals.

AHCA License. The Naples Agreement provides that:

1.	Each of Naples and Buyer will each make such filings and take other customary actions under the Florida Agency for Health Care Administration (“AHCA”) to effect the intended change of ownership of the Naples Facility.
2.	Buyer shall file the applicable applications under the AHCA and pay the related application fees, within five (5) days after the expiration of the inspection period for the facility.
3.	Naples will provide Buyer with reasonable assistance, as requested by Buyer and at Buyer’s expense, in preparing and filing such applications as well as a provider enrollment application to permit Buyer, as the new owner of the Naples Facility, to participate in Florida Medicaid reimbursements following the closing date.

Indemnification and Hold Back. Naples will deposit $300,000 of the proceeds of the sale into escrow (the “Escrowed Amount”) with an escrow agent to secure the performance of Naples’ obligations under the Naples Agreement, including its indemnification obligations to Buyer.

Naples has indemnified Buyer for losses, including fees and expenses of counsel and other professionals, that are based upon, arise out of, or are with respect to or by reason of: (1) any breach or default of Naples’ representations and warranties or covenants under the Naples Agreement, (2) any obligation to Buyer with respect to any excluded asset or any liabilities that were not assumed by Buyer, (3) any third parties relating to pay-backs, overpayments, fines, penalties, claims, or liabilities due to the Medicaid program relating to, arising from, or with respect to the operation of the Naples Facility prior to the closing date; and third party claims based upon, resulting from or arising out of the business, operations, properties, assets or obligations of Naples or any of its affiliates conducted, existing or arising on or prior to the closing date. The representations and warranties of Naples to Buyer survive for a period for 36 months after the closing date and include customary representations and warranties regarding Naples and the operations of the Naples Facility, including: (1) specified terms of third party contracts and that there are no defaults under third party contracts, (2) maintenance of inventory of supplies for the operation of the Naples Facility in the ordinary course and that such inventories are not spoiled or obsolete, (3) title and encumbrances regarding the property and related purchased assets, (4) insurance coverages, (5) compliance with laws, rules and regulations, (6) status of licenses and permits, (7) litigation and administrative actions or investigations, (8) the financials statements of Naples provided to Buyer, and (9) environmental matters.

Buyer has customary indemnification obligations to Naples with respect to Buyer’s representations, warranties and covenants, including the failure to pay when due the liabilities that are assumed by Buyer.

The Naples Agreement provides for customary notice and procedures regarding the prosecution of indemnification claims. Buyer is able to receive payment from the Escrowed Amount to the extent of its bona fide and settled or agreed indemnification claims $300,000 deposit

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Non-Compete and Non-Solicitation Agreement.

In connection with the Naples Agreement, Naples, and two executive officers of the Company: BJ Parrish and James Walesa (Naples and such individuals being the “Restricted Parties”) will enter into a Non-Competition And Non-Solicitation Agreement (the “Non-Compete Agreement”) with Buyer on the closing date of the Naples Agreement. Under the terms of the Non-Compete Agreement, each of the Restricted Parties agrees that for a period of five years such person will not be involved, directly or indirectly, either as an employee, officer, director, agent, stockholder, partner, self-employed individual, contractor, or consultant with a person, or as manager, owner or operator with any person engaged in the business of operating an assisted living facility (an “Assisted Living Business”) within the geographic area that is within 100 miles from the Naples Facility (the “Restricted Area”). Further, each Restricted Party will not Compete with the Naples Facility. Compete is defined under the Non-Compete Agreement, generally, as any activity that is, directly or indirectly, competes with the Naples Facility, including working within the Restricted Area and making any offer or sale of, or marketing, any product or service competitive with the business of operating the Naples Facility, even though the business of producing, processing, shipping or marketing such product or service may be located outside the Restricted Area.

The Non-Compete Agreement also provides customary terms that restrict any (1) hire or solicitation to hire any employee, independent contractor or third party under the control of the Naples Facility, which has had a business relationship with the Naples Facility (and after the closing date, Buyer) at any time during the period of time from six months prior to the closing date through the term of the Non-Compete Agreement (each, a “Naples Person”), or (2) directly or indirectly recruit, induce, encourage or solicit any Naples Person to do any of the following (or engage in any discussion, the topic, intent, goal or result of which is, to cause or encourage any such person or entity to): (i) terminate or alter his, her or its employment, contract or relationship with the Naples Facility or Buyer, (ii) act in such a manner that his, her or its employment contract or relationship with the Naples Facility or Buyer is terminated or altered, or (iii) become associated with, provide services to or become an employee, contractor, agent or representative of any other Person.

The Non-Compete Agreement also provides for customary terms regarding the confidential information of Naples regarding the Naples Facility and other customary terms and conditions.

The Naples Agreement includes other customary closing certificates, documents and agreements to be delivered at the closing.

The foregoing description of the Naples Agreement and the Non-Compete Agreement is a summary only, is not intended to be complete, and is qualified in its entirety by reference to the full text of the Naples Agreement and the form of the Non-Compete Agreement attached to the Naples Agreement, which Naples Agreement (and such exhibit) is filed as an exhibit to this Current Report on Form 8-K.

Forward Looking Statements

This communication contains forward-looking statements (including within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended) concerning the Company. These statements may discuss goals, intentions and expectations as to future plans, trends, events, results of operations or financial condition, or otherwise, based on current beliefs of the management of the Company, as well as assumptions made by, and information currently available to, management. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “may,” “will,” “should,” “would,” “expect,” “anticipate,” “plan,” “likely,” “believe,” “estimate,” “project,” “intend,” and other similar expressions. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: the risks regarding the Company and its business, generally; risks related to the Company’s ability to correctly estimate and manage its operating expenses and develop its innovate non-acute care businesses and the acceptance of its proposed products and services, including with respect to future financial and operating results; the ability of the Company to protect its intellectual property rights; competitive responses to the Company’s businesses including its innovative non-acute care business; unexpected costs, charges or expenses; regulatory requirements or developments; changes in capital resource requirements; and legislative, regulatory, political and economic developments. The foregoing review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including the risk factors included in the Company’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC and the registration statement regarding the Company’s previously announced merger, that was filed and declared effective. The Company can give no assurance that the actual results will not be materially different than those based on the forward looking statements. Except as required by applicable law, the Company undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

(d)	Exhibits.

No.	Description

10.1	Operations Transfer, Interim Management and Security Agreement dated as of September 9, 2021, by and between MCA Simpsonville Operating Company, LLC and Brookstone Terrace of Simpsonville, LLC

10.2	Contract for Sale and Purchase of the MCA Naples Facility by and among MCA Naples LLC and Naples Property Ventures, LLC dated as of September 9, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEARDAY, INC.

	By:	/s/ James Walesa
	Name:	James Walesa
	Title:	Chief Executive Officer

Dated September 15, 2021

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